Exhibit 3.1 AMENDED AND RESTATED CHARTER OF JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK Under Section 1206 of the Insurance Law of the State of New York and Section 807 of the Business Corporation Law of the State of New York We, the undersigned, being the President and Secretary of Jackson National Life Insurance Company of New York, do hereby certify: 1. The name of the corporation is Jackson National Life Insurance Company of New York. 2. The Charter was last amended and filed with the New York State Department of Financial Services on December 6, 2006. The Charter was originally filed on July 11, 1995. 3. The Charter is hereby amended and restated to effect the following amendments and changes: a. Article II, Section 1, is changed to include the full text of paragraphs 1, 2, 3, and 32 of Section 1113(a), of the New York State Insurance Law. b. Article III, Section 1 is changed (i) to reduce the minimum number of directors on the Corporation's Board to seven from nine, (ii) to reduce the minimum number of unaffiliated directors to one-third (but not less than three) from one-third (but not less than four), and (iii) to delete the requirement for a minimum of thirteen directors in the event the Corporation's admitted assets exceed $500 million, in accordance with Section 1202(a)(2) of the New York State Insurance Law. c. Article III, Section 3, is changed to set the date for the Company's Board of Directors election as the fourth Tuesday of March, with the ability to move the date to a date within 30 days of the fourth Tuesday of March upon notice to the Superintendent of the New York State Department of Financial Services. d. Article III, Section 5, is changed to reduce the number of required New York resident directors on the Board of the Corporation from two to one, in accordance with Section 1201(a)(5) of the New York State Insurance Law. e. Article III, Section 6, "Initial Board of Directors", is deleted, in accordance with Section 807(c) of the New York State Business Corporation Law, and Article III, Sections 7 and 8 are renumbered. 4. This Amended and Restated Charter was approved and authorized by a vote of at least a majority of the Board of Directors on March 23, 2021, and by the Corporation's sole shareholder on March 23, 2021. 5. The text of the Charter of Jackson National Life Insurance Company of New York is hereby amended and restated as follows:

ARTICLE I NAME AND PRINCIPAL OFFICE SECTION 1. Name. The name of the corporation shall be Jackson National Life Insurance Company of New York (the "Company"). SECTION 2. Principal Office. The principal office of the Company shall be located in the County of Westchester, State of New York. ARTICLE II PURPOSE AND POWERS SECTION 1. The kinds of insurance business to be transacted by the Company shall be those as specified in Paragraphs 1, 2, 3 and 32 of Section 1113(a) of Article 11 of the New York State Insurance Law as they may be amended from time to time, as follows: (1) "Life Insurance" means every insurance upon the lives of human beings, and every insurance appertaining thereto, including the granting of endowment benefits, additional benefits in the event of death by accident, additional benefits to safeguard the contract from lapse, accelerated payments of part or all of the death benefit or a special surrender value upon (A) diagnosis of terminal illness defined as a life expectancy of twelve months or less, (B) diagnosis of a medical condition requiring extraordinary medical care or treatment regardless of life expectancy, (C) certification by a licensed health care practitioner of any condition which requires continuous care for the remainder of the insured's life in an eligible facility or at home when the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment, (D) certification by a licensed health care practitioner that the insured is chronically ill as defined by Section 7702(B) of the Internal Revenue Code and regulations thereunder, provided the accelerated payments qualify under Section 101(g)(3) of the Internal Revenue Code and all other applicable sections of federal law in order to maintain favorable tax treatment, (E) the insured's having been a resident of a nursing home, as defined in section twenty-eight hundred one of the public health law, for a period of three months or more, with an expectation that such insured will remain a resident of a nursing home until death, or (F) the insured' s having been the recipient of end of life or palliative care, for a period of three months or more, at a residential health care facility as defined in subdivision three of section twenty-eight hundred one of the public health law, home care services as defined in subdivision one of section thirty-six hundred two of the public health law or hospice as defined in subdivisions one of section four thousand two of the public health law, with the expectation that such insured will continue to require such services until death. "Life Insurance" also includes a special surrender value upon total and permanent disability of the insured, optional modes of settlement of proceeds, and additional benefits to safeguard the contract against lapse in the event of unemployment of the insured or in the event the insured is a resident of a nursing home. Amounts paid the insurer for life insurance and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the New York State Insurance Law. (2) "Annuities" means all agreements to make periodical payments for a period certain or where the making or continuance of all or some of a series of such payments, or the amount of any such payment, depends upon the continuance of human life, except payments made under the authority of paragraph (1) hereof. Amounts paid the insurer to provide annuities and proceeds applied under optional modes of settlement or under dividend options may be allocated by the insurer to one or more separate accounts pursuant to section four thousand two hundred forty of the New York State Insurance Law. (3) "Accident and Health Insurance" means (i) insurance against death or personal injury by accident or by any specified kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability and family leave benefits pursuant to Article IX of the New York State Workers' Compensation Law, except as specified in item (ii) hereof; and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date. (32) "Substantially similar kind of insurance" means such insurance which in the opinion of the superintendent is determined to be substantially similar to one of the foregoing kinds of insurance and thereupon for the purposes of the New York State Insurance Law shall be deemed to be included in that kind of insurance. SECTION 2. Mode and Manner of Exercising Powers. The mode and manner in which the corporate powers of the Company shall be exercised are through a Board of Directions and through such officers, employees and agents as such Board shall employ.

ARTICLE III DIRECTORS SECTION 1. Number of Directors. The number of Directors of the Company shall be not less than seven (except for vacancies temporarily unfilled) nor more than twenty-one; provided however, that at least one-third (but not less than three) of such Directors shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. The number of Directors shall be determined from time to time by a vote of a majority of the entire Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. SECTION 2. Election of Directors. The election of Directors of the Company shall be at the Annual Meeting of the shareholders of the Company. SECTION 3. Annual Meeting. The Annual Meeting of the shareholders of the Company shall be held on the fourth Tuesday of March of each year, or on any other date occurring within thirty (30) days after the date so fixed, provided prior notice of such change of meeting date is given to the New York State Department of Financial Services. The Annual Meeting shall be held at such place, within or without the State of New York, and at such time as the Board of Directors shall by resolution prescribe in accordance with the Company's By-Laws, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. At such Annual Meeting all Directors shall be elected for the ensuing year, and the Directors shall take office immediately upon election and shall hold office until the next Annual Meeting and until their successors are elected. At each Annual Meeting, each shareholder ofrecord on the books of the Company shall be entitled to one vote in person or by proxy for each share of stock so held by the shareholder. Directors shall by chosen and elected by a plurality of the whole number of the share voted at the meeting. SECTION 4. Vacancy of the Board of Directors. Whenever any vacancy shall occur in the Board of Directors by death, resignation, removal, or otherwise, the remaining members of the Board, at a meeting called for that purpose, or at any regular meeting shall elect a Director or Directors to fill the vacancy or vacancies thus occasioned, and each Director so elected shall hold office for the unexpired term of the Director whose place the individual has taken. SECTION 5. Citizenship of the Directors. The majority of the Directors of the Company shall at all times be citizens and residents of the United States, not less than one (1) of the Directors shall be residents of the State of New York, and each Director shall be at least eighteen years of age. SECTION 6. Removal of Directors. Any or all of the Directors may be removed at any time, either for or without cause, by vote of the shareholders. SECTION 7. Personal Liability. No Director shall be personally liable to the Company or any of its shareholders for damages for any breach of duty as a Director; provided however, that the foregoing provision shall not eliminate or limit the liability of a Director if a judgement or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or were acts or omissions which (a) he or she knew or reasonably should have known violated the Insurance Law of the State of New York or (b) violated a specific standard of care imposed on Directors directly, and not by reference, by a provision of the Insurance Law of the State of New York (or any regulations promulgated thereunder) or (c) constituted a knowing violation of any other law. ARTICLE IV TERM AND CAPITAL SECTION 1. Term of the Company. The duration of the corporate existence of the Company shall be perpetual. SECTION 2. Capital. The capital of the Company shall be Two Million and 00/100 Dollars ($2,000,000.00), which shall consist of Two Thousand shares (2,000) of common stock with a par value of One Thousand and 00/100 Dollars ($1,000) each. ARTICLE V OFFICERS The officers of the Company shall be elected by the Board of Directors at an annual meeting held at any time prior to the first Annual Meeting of the Board and thereafter at its Annual Meeting, which shall be held immediately after the Annual Meeting of the shareholders. The Board shall elect a Chairman of the Board, a President, a Secretary, and a Treasurer, and it may, at its option, at any time, appoint or elect such other officers as shall be provided in the By- Laws. In case a quorum is not present, the Annual Meeting of the Board shall be adjourned to another day by the Directors present. Officers elected by the Board shall respectively hold office until the next Annual Meeting of the Board, and until their successors are chosen and have qualified. All officers shall serve at the pleasure of the Board, unless otherwise provided in the By-Laws. Vacancies in the elective offices occurring in the interval between Annual Meeting of the Board may be filled at any time by the Board, and a person so selected shall hold office until his successor is chosen and has qualified. One person may hold two or more offices, except the offices of President and Secretary, if it shall be so provided in the By-Laws or by action of the Board. ARTICLE VI AMENDMENTS This Charter or provisions thereof may be amended at any time in accordance with the provisions of Section 1206 of the New York Insurance Law as the same may be amended from time to time.

IN WITNESS WHEREOF, we hereunder sign our names and affirm that the statements made herein are true under the penalties of perjury the 23rd day of March, 2021. JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK